Exhibit 99.1

Company Contact:

Michael Anthofer
Chief Financial Officer
408-321-6711

Investor Relations:

Moriah Shilton
Investor Relations
408-321-6713

Media Relations:

Judy Erkanat
Media Relations
408-321-6751

Tessera Appoints Kevin Rivette to Board of Directors

Rivette Brings Invaluable Intellectual Property Strategy Expertise to Tessera

SAN JOSE, Calif. - March 29, 2011 - Tessera Technologies, Inc. (Nasdaq:TSRA) announced today that Kevin Rivette has joined the company's board of directors. Rivette is currently a managing partner of 3LP Advisors, Inc., an intellectual property (IP) investment advisory firm. He is the past chairman of the United States Patent and Trademark Office (USPTO) Public Patent Advisory Committee.

"We are extremely excited that, after working with Kevin for the past three years, we are able to expand on our relationship," said Henry R. Nothhaft, chairman and chief executive officer, Tessera. "We are honored to have Kevin join our board of directors. His expertise and stature as an internationally renowned expert on IP strategy will prove invaluable."

Rivette is the former vice president of IP Strategy for IBM, where he was responsible for directing IBM's IP strategy to capitalize on emerging market and policy opportunities. He was also responsible for optimizing the creation and commercialization of IP assets across the company.

Prior to joining IBM, Rivette was an executive advisor at the Boston Consulting Group, where he focused on helping organizations develop actionable IP strategies to further their business goals. He was also the founder, chief executive officer and chairman of Aurigin Systems, which offered market visualization technologies for analyzing and understanding the competitive landscape of worldwide patents. Rivette holds more than forty patents and has authored several national and international publications, including Rembrandts in the Attic.

"I am joining the board of directors at an exciting time for Tessera," said Rivette. "It is a strong company whose leading-edge IP assets have extensive market potential, and I'm looking forward to assisting Tessera in further developing its vision, strategy and growth opportunities."

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the appointment of Kevin Rivette to the board of directors of Tessera Technologies, Inc. and the impact of his appointment on the company. Material factors that may cause results to differ from the statements made include delays, setbacks or losses relating to our intellectual property or intellectual property litigations, or any invalidation or limitation of our key patents; fluctuations in our operating results due to the timing of new license agreements and royalties, or due to legal costs; changes in patent laws, regulation or enforcement, or other factors that might affect our ability to protect our intellectual property; the risk of a decline in demand for semiconductor products; failure by the industry to adopt our technologies; competing technologies; the future expiration of our patents; the future expiration of our license agreements and the cessation of related royalty income; the failure or refusal of licensees to pay royalties; failure to achieve the growth prospects and synergies expected from acquisition transactions; and delays and challenges associated with integrating acquired companies with our existing businesses. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Tessera's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2010, include more information about factors that could affect the company's financial results. Tessera assumes no obligation to update information contained in this press release. Although this release may remain available on Tessera's website or elsewhere, its continued availability does not indicate that Tessera is reaffirming or confirming any of the information contained herein.

About Tessera

Tessera Technologies, Inc. invests in, licenses and delivers innovative miniaturization technologies for next-generation electronic devices. The company's micro-electronics solutions enable smaller, higher-functionality devices through chip-scale, 3D and wafer-level packaging technology, as well as high-density substrate and silent air cooling technology. Tessera's imaging and optics solutions provide low-cost, high-quality camera functionality in electronic products and include image sensor packaging, wafer-level optics and image enhancement intellectual property. The company also offers customized micro-optic lenses, from diffractive and refractive optical elements to integrated micro-optical subassemblies. Tessera licenses its technologies, as well as delivers products based on these technologies, to promote the development of the supply chain infrastructure. The company is headquartered in San Jose, California. For information call 1.408.321.6000 or go to www.tessera.com.

Tessera and the Tessera logo are trademarks or registered trademarks of Tessera, Inc. or its affiliated companies in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

# # #

TSRA-G